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                                INFORMIX CORPORATION

              ROBERT J. FINOCCHIO, JR. EMPLOYMENT TRANSITION AGREEMENT

     WHEREAS, Robert J. Finocchio, Jr. ("Executive") has been employed as the President and Chief Executive Officer of Informix Corporation (the "Company") and serves as a member and the Chairman of the Company's Board of Directors, and

     WHEREAS, in addition to Executive's ongoing role as a member and Chairman of the Company's Board of Directors, the Company desires to avail itself of Executive's services as a part-time employee in order that Executive may assist the Company with strategic decisions, business development and to help maintain continuity in Company management,

     NOW, THEREFORE, this Employment Transition Agreement (the "Agreement") is made by and between the Company and Robert J. Finocchio, Jr., effective as of July 16, 1999 (the "Employment Transition Date").

     1.   DUTIES AND SCOPE OF PART-TIME EMPLOYMENT RELATIONSHIP.

          (a) DURATION OF PART-TIME EMPLOYMENT. On and after the Employment Transition Date, the Company shall employ the Executive as a common-law employee on a part-time basis until July 31, 2000, unless Executive is terminated earlier (the period of Executive's part-time employment hereunder is referred to as the
"Part-Time Employment Period").   In this capacity, Executive shall report to
the Board of Directors (the "Board") of the Company and shall coordinate his activities with the Chief Executive Officer of the Company (the "CEO"). Executive's duties shall consist of, among other duties reasonably assigned by the Board, assisting with business development, including mergers and acquisitions, assisting with customer relations, and assisting the Company in cooperating with the U.S. Securities & Exchange Commission during its investigation, and assisting the Company in the settlement of the investigation, if necessary. Executive shall perform such duties as are assigned by the Board in the manner and at the place and time specified by the Board. Executive shall perform such services himself and may not hire or otherwise retain anyone else to discharge such required duties. To the extent practicable, Executive shall use Company materials and property (and not his own materials and property) in the discharge of all such services. To the extent directed by the Board, and to the extent practicable, such services shall be performed on the Company premises.

          (b) OBLIGATIONS. During the Part-Time Employment Period, Executive shall devote substantial business efforts and time (on a part-time basis) to the Company. During the term of the Part-Time Employment Period, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization without the approval of the Board, so long as such activities do not interfere with his duties and obligations under this Agreement; provided, further that Executive may sit on the boards of directors of corporations and committees thereof


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without violating his obligations hereunder.

     2. EMPLOYEE BENEFITS. During the Part-Time Employment Period, Executive shall be eligible to participate in the employee benefit plans maintained by the Company to the extent provided for under the terms and conditions of those plans.

     3. AT-WILL EMPLOYMENT. Executive and the Company understand and acknowledge that Executive's employment with the Company is "at-will".
Executive and the Company acknowledge that the part-time employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or Executive.

     4.   COMPENSATION.

          (a) BASE SALARY. During the Part-Time Employment Period, and subject to his continued part-time employment, the Company shall pay the Executive as compensation for his services such base salary (the "Base Salary") as is reasonably determined by the Compensation Committee of the Board of Directors, in its sole discretion.

          (b) EICP. During the Part-Time Employment Period, and subject to his continued part-time employment, Executive shall be eligible to receive a bonus pursuant to the Company's Executive Incentive Compensation Plan with the target bonus set at such percentage of Executive's Base Salary as is reasonably determined by the Compensation Committee of the Board of Directors, in its sole discretion.

     5. SEVERANCE BENEFITS. If, while employed hereunder, Executive's part-time employment with the Company is terminated by the Company for any reason other than for "Cause" (as defined herein), or if Executive terminates his employment with the Company voluntarily within twelve months following a "Change of Control" (as defined in the Change of Control Agreement between the Executive and the Company dated April 20, 1999), then Executive shall be entitled to receive a lump-sum severance payment from the Company, within 30 days of such termination, equal to the amount of Base Salary and EICP bonus (with a payout based on 100% of target) Executive would have earned had Executive remained employed hereunder through July 31, 2000.

     For the purposes of this Agreement, "Cause" shall mean (i) Executive's engaging in willful misconduct which is materially injurious to the Company or its affiliates; (ii) Executive's committing a felony, (iii) Executive's committing an act of fraud against the Company or its affiliates; or (iv) Executive's willful breaching, in any material respect, of the Employee Confidentiality/ Ownership/Nonsolicitation Agreement (the
"Confidentiality/Ownership/Nonsolicitation Agreement") between Executive and the Company.


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     6.   EXPENSES.  During the Part-Time Employment Period, the Company will pay or reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies. Executive shall furnish the Company with evidence of such expenses within a reasonable period of time from the date that they were incurred.

     7. DEATH OF EXECUTIVE. If Executive dies or becomes permanently and totally disabled during the term of this Agreement, this Agreement shall terminate immediately.

     8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive following termination without cause. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

     9. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or one (1) day after being sent by Federal Express overnight service or a similar commercial delivery service, prepaid and addressed to the parties or their successors in interest at the following addresses:

     If to the Company:       Informix Corporation
                              4100 Bohannon Drive
                              Menlo Park, CA  94025
                              Attn:  General Counsel

     If to Executive:         Robert J. Finocchio, Jr.
                              at the last residential address known by the Company.

     10.  ARBITRATION.

          (a) To the extent permitted by law, any dispute or controversy arising out of,


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relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in San Mateo County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. With respect to any actions or proceedings to compel arbitration, enforce any arbitration award or appeal any arbitration award related to this Agreement, the parties hereto expressly consent to the personal jurisdiction of the state and federal courts located in California.

          (c) The Company and Executive shall each pay one-half of the costs and expenses of such arbitration, and shall separately pay its counsel fees and expenses.

          (d) THE PARTIES HAVE READ AND UNDERSTAND SECTION 10, WHICH DISCUSSES ARBITRATION. THE PARTIES UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THEIR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES, INCLUDING AS TO DISCRIMINATION, RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

     11. LEGAL FEE REIMBURSEMENT. The Company agrees to pay Executive=s reasonable legal fees associated with entering into this Agreement up to $3,000 upon receiving an invoice for such legal services.

     12. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     13. ENTIRE AGREEMENT. This Agreement, the Change of Control Agreement, the stock option agreements between Executive and the Company, the Confidentiality/Ownership/ Nonsolicitation agreement between Executive and the Company and the Indemnity Agreement between Executive and the Company represent the entire agreement and understanding between


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the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace in their entirety any and all prior agreements and understandings concerning Executive's employment relationship with the Company, including Executive's Employment Agreement with the Company dated July 18, 1997.

     14. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may only be amended, canceled or discharged in writing signed by Executive and an authorized officer of the Company.

     15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

     16. ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     17. TAX TREATMENT. Payment of the compensation set forth herein shall be subject to standard employment and income tax withholding.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below


INFORMIX CORPORATION


Date:
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                                               Signature

EXECUTIVE


Date:
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                                        Robert J. Finocchio, Jr.